EXHIBIT 99.1
SemGroup Reports Third Quarter 2019 Financial Results

SemGroup Shareholder Meeting Set for December 4th to Vote on Proposed Merger with Energy Transfer

Tulsa, Okla. - November 7, 2019 - SemGroup® Corporation (NYSE:SEMG) today reported third quarter 2019 net loss of $5.5 million, compared to second quarter net loss of $12.9 million and third quarter 2018 net income of $8.5 million. The third quarter 2019 net loss improved over the prior quarter primarily driven by a one-time loss on disposal recognized in the second quarter of 2019.

Third quarter 2019 Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) was $94.3 million, compared to $105.5 million in the second quarter of 2019 and $96.5 million in the third quarter 2018. Adjusted EBITDA is a non-GAAP measure and is reconciled to net income below.

"Our Canadian and U.S. Gas businesses delivered improved quarter over quarter segment profit, offsetting the lower results in our U.S. Liquids segment, which was primarily impacted by lower crude marketing margins," said SemGroup President and Chief Executive Officer Carlin Conner. "We have been actively executing on key projects and have recently completed construction of the White Cliffs NGL line conversion and the Patterson Creek expansion. The Moore Road pipeline in Houston and Smoke Lake Plant in Canada are on track to come online at the end of this year."

"In addition, SemGroup's proposed merger with Energy Transfer is progressing swiftly and a shareholder vote is set for December 4th," said Conner. "We look forward to executing this transaction, which we expect to close shortly after the shareholder vote in early December."

Segment Profit Results
SemGroup management believes segment profit is a valuable measure of the operating and financial performance of the company's operating segments. Segment profit is defined as revenue, less cost of products sold (exclusive of depreciation and amortization) and operating expenses, plus equity earnings and is adjusted to remove unrealized gains and losses on commodity derivatives and to reflect equity earnings on an EBITDA basis. Reconciliations can be found in the tables of this release.

	Three Months Ended			Nine Months Ended
	September 30		June 30	September 30
Segment Profit:	2019	2018	2019	2019	2018
U.S. Liquids	$67,508	$75,500	$85,189	$242,208	$223,949
U.S. Gas	13,661	19,754	11,040	36,866	49,468
Canada	34,931	20,543	29,669	87,293	64,104
Corporate/Other	(1,527)	(913)	(219)	(1,983)	9,878
Total Segment Profit	$114,573	$114,884	$125,679	$364,384	$347,399

Performance by Segment - Third Quarter 2019 vs. Second Quarter 2019

U.S. Liquids

•	Lower third quarter White Cliffs volumes and Cushing throughput due to one White Cliffs crude line out of service for NGL conversion, as well as take-or-pay contract expirations

•	Lower crude marketing margins in the third quarter primarily due to inventory timing, expect partial recovery in the fourth quarter of 2019

U.S. Gas

•	Higher STACK gas volumes and margin per mcf

Canada

•	Volume growth at the Patterson Creek and Wapiti gas plants

	2019			2018
Select Operating Statistics	1Q	2Q	3Q	1Q	2Q	3Q	4Q
U.S. Liquids (1)
White Cliffs Pipeline Volumes (mbpd)	147	106	93	107	135	112	144
Cushing Terminal Utilization %	100%	90%	90%	98%	97%	94%	98%
Houston Terminal Utilization %	98%	98%	98%	97%	97%	96%	96%
U.S. Gas (2)
Total Oklahoma Average Processing Volumes (mmcf/d)	290	301	311	293	353	380	355
Canada (3)
Total Average Processing Volumes (mmcf/d)	460	590	638	441	382	434	430

(1) Second and third quarter 2019, White Cliffs Pipeline volumes decline primarily due to one crude line taken out of service for NGL conversion in early May 2019 and lower Cushing terminal utilization due to tanks out of service for routine inspections and repairs
(2) U.S. Gas volumes exclude Sherman, Texas due to sale of asset
(3) Canada volumes include total average processed volumes - K3/Wapiti, KA/West Fox Creek and Patterson Creek facilities

Segment Profit and Adjusted EBITDA:
(in thousands, unaudited)

	2019				2018
Segment Profit:	1Q	2Q	3Q	YTD	1Q	2Q	3Q	4Q	FY2018
U.S. Liquids	$89,511	$85,189	$67,508	$242,208	$68,056	$80,393	$75,500	$85,474	$309,423
U.S. Gas	12,165	11,040	13,661	36,866	14,277	15,437	19,754	17,602	67,070
Canada	22,693	29,669	34,931	87,293	22,113	21,448	20,543	17,226	81,330
Corporate and other (1)	(237)	(219)	(1,527)	(1,983)	10,963	(172)	(913)	(152)	9,726
Total Segment Profit	124,132	125,679	114,573	364,384	115,409	117,106	114,884	120,150	467,549
Less:
General and administrative expense	29,547	25,520	29,662	84,729	26,477	22,886	21,904	20,301	91,568
Other income	(979)	(1,347)	(1,075)	(3,401)	(950)	(533)	(400)	(497)	(2,380)
Plus:
M&A related costs	4,635	1,676	4,790	11,101	1,156	648	290	1,058	3,152
Employee severance and relocation	159	73	731	963	137	211	43	758	1,149
Non-cash equity compensation	2,632	2,232	2,808	7,672	2,196	3,398	2,738	3,190	11,522
Consolidated Adjusted EBITDA	$102,990	$105,487	$94,315	$302,792	$93,371	$99,010	$96,451	$105,352	$394,184

(1) 1Q 2018 reflects earnings from divested businesses

Recent Developments
SemGroup has scheduled a special meeting of stockholders in connection with the proposed merger with Energy Transfer LP (NYSE: ET) on December 4, 2019, at 9 a.m. local time on the fifth floor of Two Warren Place, 6120 S. Yale Avenue, Tulsa, Oklahoma 74136. At the special meeting, stockholders will consider and vote on a proposal to approve the previously announced merger agreement whereby SemGroup will be acquired by Energy Transfer in a unit and cash transaction. SemGroup’s stockholders of record at the close of business on October 25, 2019 will be entitled to receive notice of and to vote at the special meeting.

On November 4, SemGroup announced that its Board of Directors had declared a quarterly cash dividend to common shareholders. A dividend in the amount of $0.4725 per share, or $1.89 per share annualized, will be paid on November 21, 2019 to all common shareholders of record on November 14, 2019. The Board of Directors also declared a dividend to holders of its 7% Series A Cumulative Perpetual Convertible Preferred Stock. The company elected, pursuant to the terms of the convertible preferred shares, to have the aggregate amount of $6.8 million that would have been payable in cash as a dividend added to the liquidation preference of such shares as a payment in kind. The payment date for the payment in kind on the shares of convertible preferred stock is November 21, 2019 and the record date is November 14, 2019.

About SemGroup
SemGroup® Corporation (NYSE:SEMG) moves energy across North America through a network of pipelines, processing plants, refinery-connected storage facilities and deep-water marine terminals with import and export capabilities. SemGroup serves as a versatile connection between upstream oil and gas producers and downstream refiners and end users. Key areas of operation and growth include western Canada, the Mid-Continent and the Gulf Coast. SemGroup is committed to safe, environmentally sound operations.

Headquartered in Tulsa, Okla., the company has additional offices in Calgary, Alberta; Denver, Colo.; and Houston, Texas.

SemGroup uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on our Investor Relations website at www.semgroup.com, our Twitter account and LinkedIn account.

Non-GAAP Financial Measures
SemGroup’s non-GAAP measures, Adjusted EBITDA, Cash Available for Dividends ("CAFD") and Total Segment Profit, are not GAAP measures and are not intended to be used in lieu of GAAP presentation of their most closely associated GAAP measures, net income (loss) for Adjusted EBITDA and CAFD and operating income for Total Segment Profit.
Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, adjusted for selected items that SemGroup believes impact the comparability of financial results between reporting periods. In addition to non-cash items, we have selected items for adjustment to EBITDA which management feels decrease the comparability of our results among periods. These items are identified as those which are generally outside of the results of day to day operations of the business. These items are not considered non- recurring, infrequent or unusual, but do erode comparability among periods in which they occur with periods in which they do not occur or occur to a greater or lesser degree. Historically, we have selected items such as gains on the sale of NGL Energy Partners LP common units, costs related to our predecessor’s bankruptcy, significant business development related costs, significant legal settlements, severance and other similar costs. Management believes these types of items can make comparability of the results of day to day operations among periods difficult and have chosen to remove these items from our Adjusted EBITDA. We expect to adjust for similar types of items in the future. Although we present selected items that we consider in evaluating our performance, you should be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, mechanical interruptions and numerous other factors. We do not adjust for these types of variances.
CAFD is based on Adjusted EBITDA, as defined above, and reduced for cash income taxes, cash interest expense, preferred stock cash dividends, maintenance capital expenditures and CAFD attributable to noncontrolling interests, as adjusted for selected items which management feels decrease the comparability of results among periods. CAFD is a performance measure utilized by management to analyze our performance after the payment of cash taxes, servicing debt obligations and making sustaining capital expenditures.
Total Segment Profit represents revenue, less cost of products sold (exclusive of depreciation and amortization) and operating expenses, plus equity earnings and is adjusted to remove unrealized gains and losses on commodity derivatives and to reflect equity earnings on an EBITDA basis. Reflecting equity earnings on an EBITDA basis is achieved by adjusting equity earnings to exclude our percentage of interest, taxes, depreciation and amortization from equity earnings for operated equity method investees. For our investment in NGL Energy, we exclude equity earnings and include cash distributions received. Segment profit is the measure by which management assess the performance of our reportable segments.

These measures may be used periodically by management when discussing our financial results with investors and analysts and are presented as management believes they provide additional information and metrics relative to the performance of our businesses. These non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider non-GAAP measures in isolation or as substitutes for analysis of our results as reported under GAAP. Management compensates for the limitations of our non-

GAAP measures as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the non-GAAP measure and the most comparable GAAP measure and incorporating this knowledge into its decision-making processes. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our operating results. Because all companies do not use identical calculations, our presentations of non-GAAP measures may be different from similarly titled measures of other companies, thereby diminishing their utility.

Forward-Looking Statements
Certain matters contained in this Press Release include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, our anticipated annual dividend growth rate, management's plans and objectives for future operations, planned capital expenditures, business prospects, outcome of regulatory proceedings, market conditions, the expected merger of SemGroup with and into Merger Sub LLC, a wholly owned subsidiary of Energy Transfer (“Merger Sub”) pursuant to the Agreement and Plan of Merger between us and Energy Transfer LP and Merger Sub, dated September 15, 2019 (the “merger”) and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, our ability to consummate the merger on the expected time frame or at all, including due to the inability to obtain all approvals necessary or the failure of other closing conditions; our ability to generate sufficient cash flow from operations to enable us to pay our debt obligations and our current and expected dividends or to fund our other liquidity needs; any sustained reduction in demand for, or supply of, the petroleum products we gather, transport, process, market and store; the effect of our debt level on our future financial and operating flexibility, including our ability to obtain additional capital on terms that are favorable to us; our ability to access the debt and equity markets, which will depend on general market conditions and the credit ratings for our debt obligations and equity; the loss of, or a material nonpayment or nonperformance by, any of our key customers; the amount of cash distributions, capital requirements and performance of our investments and joint ventures; the consequences of any divestitures of non-strategic operating assets or divestitures of interests in some of our operating assets through partnerships and/or joint ventures; the amount of collateral required to be posted from time to time in our commodity purchase, sale or derivative transactions; the impact of operational and developmental hazards and unforeseen interruptions; our ability to obtain new sources of supply of petroleum products; competition from other midstream energy companies; our ability to comply with the covenants contained in our credit agreements, continuing covenant agreement, and the indentures governing our notes, including requirements under our credit agreements and continuing covenant agreement to maintain certain financial ratios; our ability to renew or replace expiring storage, transportation and related contracts; the overall forward markets for crude oil, natural gas and natural gas liquids; the possibility that the construction or acquisition of new assets or other business combination activities may not result in the corresponding anticipated benefits; any future impairment of goodwill resulting from the loss of customers or business; changes in currency exchange rates; weather and other natural phenomena, including climate conditions; a cyber attack involving our information systems and related infrastructure, or that of our business associates; the risks and uncertainties of doing business outside of the

U.S., including political and economic instability and changes in local governmental laws, regulations and policies; costs of, or changes in, laws and regulations and our failure to comply with new or existing laws or regulations, particularly with regard to taxes, safety and protection of the environment; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; general economic, market and business conditions; as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this press release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Contacts:
Investor Relations:
Kevin Greenwell
918-524-8081
investor.relations@semgroup.com

Media:
Tom Droege
918-524-8560
tdroege@semgroup.com

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets	$877,580	$715,825
Property, plant and equipment, net	3,927,645	3,457,326
Goodwill and other intangible assets	783,085	622,340
Equity method investments	283,638	274,009
Other noncurrent assets, net	151,017	140,807
Right of use assets, net	89,665	—
Total assets	$6,112,630	$5,210,307
LIABILITIES, PREFERRED STOCK AND OWNERS' EQUITY
Current liabilities:
Current portion of long-term debt	$15,912	$6,000
Other current liabilities	633,417	631,157
Total current liabilities	649,329	637,157
Long-term debt, excluding current portion	2,477,326	2,278,834
Other noncurrent liabilities	274,612	94,337
Total liabilities	3,401,267	3,010,328
Preferred stock	379,285	359,658
Subsidiary preferred stock	258,376	—
Total owners' equity	2,073,702	1,840,321
Total liabilities, preferred stock and owners' equity	$6,112,630	$5,210,307

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019	2018
Revenues	$562,410	$633,996	$674,940	$1,804,582	$1,891,399
Expenses:
Costs of products sold, exclusive of depreciation and amortization shown below	377,174	468,871	493,580	1,274,126	1,377,092
Operating	73,619	64,835	77,997	214,823	224,871
General and administrative	29,662	21,904	25,520	84,729	71,267
Depreciation and amortization	61,489	53,598	64,011	184,536	155,889
Loss (gain) on disposal or impairment, net	(373)	(383)	8,936	7,119	(2,125)
Total expenses	541,571	608,825	670,044	1,765,333	1,826,994
Earnings from equity method investments	9,065	14,528	12,695	35,711	41,493
Operating income	29,904	39,699	17,591	74,960	105,898
Other expenses, net	39,389	33,935	36,574	111,348	116,425
Income (loss) before income taxes	(9,485)	5,764	(18,983)	(36,388)	(10,527)
Income tax expense (benefit)	(4,019)	(2,697)	(6,085)	(14,710)	16,773
Net income (loss)	(5,466)	8,461	(12,898)	(21,678)	(27,300)
Less: net income attributable to noncontrolling interest	7,042	—	12,689	23,256	—
Net loss attributable to SemGroup	(12,508)	8,461	(25,587)	(44,934)	(27,300)
Less: cumulative preferred stock dividends	6,773	6,317	6,657	19,971	17,360
Less: cumulative subsidiary preferred stock dividends	2,604	—	2,577	6,288	—
Less: accretion of subsidiary preferred stock to redemption value	255	—	237	14,241	—
Net loss attributable to common shareholders	$(22,140)	$2,144	$(35,058)	$(85,434)	$(44,660)
Net income (loss)	$(5,466)	$8,461	$(12,898)	$(21,678)	$(27,300)
Other comprehensive income (loss), net of income tax	(6,317)	3,352	27,387	6,837	27,703
Comprehensive income (loss)	(11,783)	11,813	14,489	(14,841)	403
Less: net income attributable to noncontrolling interest	7,042	—	12,689	23,256	—
Less: other comprehensive income (loss) attributable to noncontrolling interests	(4,605)	—	8,018	8,993	—
Comprehensive income (loss) attributable to SemGroup	$(14,220)	$11,813	$(6,218)	$(47,090)	$403

Net income (loss) per common share:
Basic	$(0.28)	$0.03	$(0.45)	$(1.09)	$(0.57)
Diluted	$(0.28)	$0.03	$(0.45)	$(1.09)	$(0.57)
Weighted average shares (thousands):
Basic	78,677	78,353	78,668	78,613	78,290
Diluted	78,677	78,977	78,668	78,613	78,290

Reconciliation of Net Income to Adjusted EBITDA:
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019	2018
Net income (loss)	$(5,466)	$8,461	$(12,898)	$(21,678)	$(27,300)
Add: Interest expense	39,663	35,318	38,910	115,225	113,683
Add: Income tax expense (benefit)	(4,019)	(2,697)	(6,085)	(14,710)	16,773
Add: Depreciation and amortization expense	61,489	53,598	64,011	184,536	155,889
EBITDA	91,667	94,680	83,938	263,373	259,045
Selected Non-Cash Items and Other Items Impacting Comparability	2,648	1,771	21,549	39,419	29,787
Adjusted EBITDA	$94,315	$96,451	$105,487	$302,792	$288,832

Selected Non-Cash Items and
Other Items Impacting Comparability
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019	2018
Loss (gain) on disposal or impairment, net	$(373)	$(383)	$8,936	$7,119	$(2,125)
Foreign currency transaction loss (gain)	801	(983)	(989)	(476)	4,625
Adjustments to reflect equity earnings on an EBITDA basis	4,633	4,926	4,718	14,061	14,695
M&A transaction related costs	4,790	290	1,676	11,101	2,094
Employee severance and relocation expense	731	43	73	963	391
Unrealized loss (gain) on derivative activities	(10,742)	(4,860)	4,903	(1,021)	1,775
Non-cash equity compensation	2,808	2,738	2,232	7,672	8,332
Selected Non-Cash Items and Other Items Impacting Comparability	$2,648	$1,771	$21,549	$39,419	$29,787

Reconciliation of Operating Income to Total Segment Profit:
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019	2018
Operating income	$29,904	$39,699	$17,591	$74,960	$105,898
Plus:
Adjustments to reflect equity earnings on an EBITDA basis	4,633	4,926	4,718	14,061	14,695
Unrealized loss (gain) on derivatives	(10,742)	(4,860)	4,903	(1,021)	1,775
General and administrative expense	29,662	21,904	25,520	84,729	71,267
Depreciation and amortization	61,489	53,598	64,011	184,536	155,889
Loss (gain) on disposal or impairment, net	(373)	(383)	8,936	7,119	(2,125)
Total Segment Profit	$114,573	$114,884	$125,679	$364,384	$347,399

Cash Available for Dividends:
(in thousands, unaudited)

	Three Months Ended						Nine Months Ended
	September 30,				June 30,		September 30,
	2019		2018		2019		2019		2018
Adjusted EBITDA	$94,315		$96,451		$105,487		$302,792		$288,832
Less: Cash interest expense	37,817		36,377		36,458		109,901		103,777
Less: Maintenance capital	7,603		8,635		8,073		26,276		27,914
Less: Cash paid for income taxes	6,570		600		796		8,276		15,300
Less: CAFD attributable to CAMS Midstream noncontrolling interest	10,549		—		9,840		23,233		—
Less: Distributions to Maurepas Class B shareholders	6,595		—		6,595		19,803		—
Selected items impacting comparability
Add back: Cash income taxes related to SemCAMS Midstream formation	8,700		—		—		8,700		—
Add back: Mexico disposal cash taxes	—		—		—		—		10,955
Cash available for dividends	$33,881		$50,839		$43,725		$124,003		$152,796

Dividends declared	$37,177		$37,022		$37,161		$111,399		$111,048

Dividend coverage ratio	0.9	x	1.4	x	1.2	x	1.1	x	1.4	x